================================================================================

                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                   FORM 8-K
                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934

                       Date of Report: January 23, 2001

================================================================================

  Exact Name of Registrant                 Commission         I.R.S. Employer
  as Specified in Its Charter              File Number        Identification No.
  ---------------------------              -----------        ------------------

  Hawaiian Electric Industries, Inc.         1-8503           99-0208097
  Hawaiian Electric Company, Inc.            1-4955           99-0040500

================================================================================

                                State of Hawaii
                ----------------------------------------------
                (State or other jurisdiction of incorporation)


                  900 Richards Street, Honolulu, Hawaii 96813
       ----------------------------------------------------------------
             (Address of principal executive offices and zip code)


Registrant's telephone number, including area code:

               (808) 543-5662 - Hawaiian Electric Industries, Inc. (HEI)
               (808) 543-7771 - Hawaiian Electric Company, Inc. (HECO)

                                     None
        --------------------------------------------------------------
        (Former name or former address, if changed since last report.)

================================================================================

Item 5.  Other Events

News release
------------

Today, HEI issued the following news release:

HAWAIIAN ELECTRIC INDUSTRIES, INC. ANNOUNCES YEAR END EARNINGS THAT INCLUDE A WRITE-OFF OF ITS PHILIPPINE INVESTMENT

     HONOLULU -- Hawaiian Electric Industries, Inc. (HEI) (NYSE - HE) announced 2000 net income from continuing operations of $45.7 million, or $1.41 per share, compared with $92.9 million, or $2.89 per share for 1999.

     The Company's results reflect unprecedented earnings strength from the electric utilities and the savings bank, offset by losses from and the write-off of the Company's remaining interest in East Asia Power Resources Corporation (EAPRC), an electricity generation company primarily operating in Manila and Cebu, the Philippines. The earnings growth at the utilities and the bank is a long awaited result on the heels of a protracted economic recession in Hawaii.

     The December 31, 2000 write-off, which amounts to $36.6 million or $1.12 per share, net of tax, results from continued losses primarily due to the devaluation of the Philippine peso, which was negatively impacted by political and economic instability in the Philippines. "We believe the decision to write off the Company's remaining investment in EAPRC is in the best interest of our shareholders because it limits HEI's exposure in the Philippines. Excluding the EAPRC losses and write-off, 2000 net income would have been approximately $106.7 million or $3.28 per share--an all-time high for HEI," said Robert F. Clarke, HEI's chairman, president and chief executive officer.

     In March 2000, HEI Power Corp. (HEIPC), a wholly owned subsidiary of HEI, paid $87.5 million for a 46% interest in EAPRC. The acquisition was made to strengthen HEIPC's position in capitalizing on the expected privatization of the Philippine National Power Corporation and high levels of forecasted growth in the Philippine electric generation and distribution industry. "Unfortunately, civil unrest in the Philippines, the impeachment trial of the President, severe devaluation of the peso and volatile fuel prices worked against us," said Clarke. In light of the losses incurred this year in the Philippines, the Company is evaluating its overall international strategy.

     Utility net income was up 16.0% to $87.3 million for 2000 from $75.2 million for 1999. "Our utility results benefited from a strengthened Hawaii economy and reflect process and other efficiency improvements the utilities have put in place over the last several years," said Clarke. Kilowatthour sales were up 3.2% in 2000 as compared with 1999, due in part to an increase in visitor arrivals and warmer weather.

     The savings bank also posted solid results this year with net income
growing 14.7% to $40.6 million in 2000 versus $35.4 million in 1999.   "This is
the fourth straight year of double-digit net income growth for American Savings Bank," said Clarke. Net income grew due to an 11.5% increase in interest income and decreases in the provision for loan losses. Interest income increased to $423.6 million in 2000 from $380.0 million in 1999, largely due to an increase in average interest earning assets.

     HEI is a diversified holding company. Its core businesses are electric utilities, a savings bank and an international power subsidiary.

Forward-looking statements

This release contains "forward-looking statements," that are subject to risks and uncertainties. Forward looking statements are statements that are predictive in nature, depend upon or refer to future events or conditions, and/or include words such as "expects", "anticipates", "intends", "plans", "believes", "estimates" or similar expressions. Forward-looking statements in this release should be read in conjunction with "Forward-looking statements" set forth on page v of HEI's Form 10-Q for the quarterly period ended September 30, 2000 (incorporated by reference herein) that discusses important factors that could cause HEI's results to differ materially from those anticipated in such statements. Forward-looking statements speak only as of the date of this release.

Hawaiian Electric Industries, Inc. and subsidiaries
CONSOLIDATED STATEMENTS OF INCOME
(unaudited)

                                                            Three months                     Years ended
                                                          ended December 31,                 December 31,
(in thousands, except per share amounts)                  2000        1999                2000          1999
   ----------------------------------------------------- -----------------------------------------------------------
Revenues
Electric utility                                         $ 342,596   $287,858          $ 1,277,170    $ 1,055,204
Savings bank                                               117,616    105,250              450,882        409,913
International power                                         (4,026)     1,207              (12,030)         4,464
Other                                                        1,960     14,590                3,002         53,709
                                                         ---------   --------          -----------    -----------
                                                           458,146    408,905            1,719,024      1,523,290
                                                         ---------   --------          -----------    -----------
Expenses
Electric utility                                           306,043    244,853            1,084,079        880,490
Savings bank                                               100,059     90,737              380,841        349,561
International power                                         79,405      2,444               89,040          9,195
Other                                                        3,130      6,293                9,717         50,173
                                                         ---------   --------          -----------    -----------
                                                           488,637    344,327            1,563,677      1,289,419
                                                         ---------   --------          -----------    -----------
Operating income (loss)
Electric utility                                            36,553     43,005              193,091        174,714
Savings bank                                                17,557     14,513               70,041         60,352
International power                                        (83,431)    (1,237)            (101,070)        (4,731)
Other                                                       (1,170)     8,297               (6,715)         3,536
                                                         ---------   --------          -----------    -----------
                                                           (30,491)    64,578              155,347        233,871
                                                         ---------   --------          -----------    -----------

Interest expense--other than savings bank                  (20,132)   (18,143)             (78,621)       (72,631)
Allowance for borrowed funds used during construction          702        621                2,922          2,576
Preferred stock dividends of subsidiaries                     (502)      (511)              (2,007)        (2,135)
Preferred securities distributions of trust subsidiaries    (4,009)    (4,009)             (16,035)       (16,025)
Allowance for equity funds used during construction          1,278      1,026                5,380          4,228
                                                         ---------   --------          -----------    -----------
Income from continuing operations
 before income taxes                                       (53,154)    43,562               66,986        149,884
Income taxes                                               (28,777)    15,810               21,242         56,990
                                                         ---------   --------          -----------    -----------
Income from continuing operations                          (24,377)    27,752               45,744         92,894
Discontinued operations-gain on disposal                        -       3,953                   -           3,953
                                                         ---------   --------          -----------    -----------
Net income                                               $ (24,377)  $ 31,705          $    45,744    $    96,847
                                                         =========   ========          ===========    ===========
Per common share
 Basic earnings (loss)
   Continuing operations                                 $   (0.74)  $   0.86          $      1.41    $      2.89
   Discontinued operations                                      -        0.12                   -            0.12
                                                         ---------   --------          -----------    -----------
                                                         $   (0.74)  $   0.98          $      1.41    $      3.01
                                                         =========   ========          ===========    ===========
 Diluted earnings (loss)
   Continuing operations                                 $   (0.74)  $   0.86          $      1.40    $      2.88
   Discontinued operations                                      -        0.12                   -            0.12
                                                         ---------   --------          -----------    -----------
                                                         $   (0.74)  $   0.98          $      1.40    $      3.00
                                                         =========   ========          ===========    ===========
 Dividends                                               $    0.62   $   0.62          $      2.48    $      2.48
                                                         =========   ========          ===========    ===========
Weighted-average number of
 common shares outstanding                                  32,864     32,213               32,545         32,188
                                                         =========   ========          ===========    ===========
Adjusted weighted-average shares                            33,013     32,308               32,687         32,291
                                                         =========   ========          ===========    ===========


Income from continuing operations by segment
 Electric utility                                        $  14,527   $ 18,602          $    87,286    $    75,222
 Savings bank                                               10,198      9,331               40,630         35,412
 International power                                       (84,344)    (1,429)            (103,586)        (5,089)
 Other                                                      35,242      1,248               21,414        (12,651)
                                                         ---------   --------          -----------    -----------
Income from continuing operations                        $ (24,377)  $ 27,752          $    45,744    $    92,894
                                                         =========   ========          ===========    ===========


This information should be read in conjunction with the consolidated financial statements and the notes thereto incorporated by reference in HEI's Annual Report on SEC Form 10-K for the years ended December 31, 1999 and December 31, 2000 (when filed) and the consolidated financial statements and the notes thereto in HEI's Quarterly Reports on SEC Forms 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000.

                      HAWAIIAN ELECTRIC INDUSTRIES, INC.
            SUPPLEMENTAL DATA TO 4TH QUARTER 2000 EARNINGS RELEASE
                                  (Unaudited)

Hawaiian Electric Company, Inc. (HECO) and subsidiaries                 Years ended
Consolidated Statements of Income                                       December 31,
-------------------------------------------------------        ---------------------------
(in thousands)                                                      2000           1999
                                                               -------------   -----------
Operating revenues                                              $  1,270,635   $ 1,050,323
                                                                ------------   -----------

Operating expenses
  Fuel oil                                                           362,905       216,693
  Purchased power                                                    311,207       275,691
  Other operation                                                    123,779       136,303
  Maintenance                                                         66,069        57,425
  Depreciation                                                        98,517        93,301
  Taxes, other than income taxes                                     119,784        99,788
  Income taxes                                                        55,213        48,281
                                                                ------------   -----------
                                                                   1,137,474       927,482
                                                                ------------   -----------
Operating income                                                     133,161       122,841
                                                                ------------   -----------
Other income
  Allowance for equity funds used during construction                  5,380         4,228
  Other, net                                                           4,555         3,826
                                                                ------------   -----------
                                                                       9,935         8,054
                                                                ------------   -----------
Income before interest and other charges                             143,096       130,895
                                                                ------------   -----------
Interest and other charges
  Interest on long-term debt                                          40,134        40,133
  Amortization of net bond premium and expense                         1,938         1,634
  Other interest charges                                               6,990         6,694
  Allowance for borrowed funds used during construction               (2,922)       (2,576)
  Preferred stock dividends of subsidiaries                              915           945
  Preferred securities distributions of trust subsidiaries             7,675         7,665
                                                                ------------   -----------
                                                                      54,730        54,495
                                                                ------------   -----------
Income before preferred stock dividends of HECO                       88,366        76,400
Preferred stock dividends of HECO                                      1,080         1,178
                                                                ------------   -----------
Net income for common stock                                     $     87,286   $    75,222
                                                                ============   ===========


Other electric utility information
-------------------------------------

Kilowatthour sales (millions)                                          9,272         8,985
Cooling degree days (Oahu)                                             4,707         4,421


Hawaiian Electric Industries, Inc.
Supplemental Data to 4th Quarter Earnings Release
(Unaudited)
Page 2

American Savings Bank, F.S.B. and subsidiaries                             Years ended
Consolidated Income statement data                                         December 31,
----------------------------------------------                      ------------------------
(in thousands)                                                         2000          1999
                                                                    ----------    ----------
Interest income                                                     $  423,575    $ 379,979
Interest expense                                                      (238,875)    (207,168)
                                                                    ----------    ---------
            Net interest income                                        184,700      172,811
Provision for loan losses                                              (13,050)     (16,500)
Other income                                                            27,307       29,934
Operating, administrative and general expenses                        (128,916)    (125,893)
                                                                    ----------    ---------
            Operating income                                            70,041       60,352
Income taxes                                                           (23,774)     (19,528)
                                                                    ----------    ---------
            Income before preferred stock dividends                     46,267       40,824
Preferred stock dividends                                               (5,412)      (5,412)
Minority interest                                                         (225)           -
                                                                    ----------    ---------
            Net income                                              $   40,630    $  35,412
                                                                    ==========    =========

                        ###(End of news release)###

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrants have duly caused this report to be signed on their behalf by the undersigned thereunto duly authorized. The signature of the undersigned companies shall be deemed to relate only to matters having reference to such companies and any subsidiaries thereof.


HAWAIIAN ELECTRIC INDUSTRIES, INC.      HAWAIIAN ELECTRIC COMPANY, INC.
                      (Registrant)                         (Registrant)


 /s/ Robert F. Mougeot                  /s/ Richard A. von Gnechten
--------------------------------------  -------------------------------------
Robert F. Mougeot                       Richard  A. von Gnechten
Financial Vice President,               Financial Vice President  of HECO
 Chief Financial Officer and Treasurer (Principal Financial Officer of HECO) (Principal Financial Officer of HEI)

Date: January 23, 2001                  Date:  January 23, 2001